ARTHUR ANDERSEN LLP






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to our reports (and to all references to our firm) included in or made a part of this Registration Statement.


                                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   June 13, 1996.